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                                                                     Exhibit 4.1

                             STOCKHOLDERS' AGREEMENT

                  STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of February 12, 2003, between J. Crew Group, Inc. (the "Company"), TPG Partners II, L.P. ("TPG") and Scott Gilbertson (the "Stockholder").

                  WHEREAS, the Stockholder is an employee of the Company and in such capacity is on the date hereof being granted restricted shares ("Restricted Shares") of common stock of the Company, $.01 par value per share ("Common Stock"), and is being granted certain options (the "Options") to purchase shares of Common Stock, in each case pursuant to the Company's 2003 Equity Incentive Plan (the "2003 Plan"), and may be granted additional shares of Common Stock or rights to purchase Common Stock in the future in connection with his performance of services;

                  WHEREAS, as a condition to the issuance of the Restricted Shares and shares of Common Stock pursuant to the exercise of an Option, the Stockholder is required under the 2003 Plan to execute this Agreement; and

                  WHEREAS, the Stockholder and the Company desire to enter this Agreement and to have this Agreement apply to the shares to be acquired pursuant to the 2003 Plan and to any shares of Common Stock acquired after the date hereof by the Stockholder from whatever source, subject to any future agreement between the Company and the Stockholder to the contrary (in the aggregate, the "Shares").

                  NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

                  1. Investment. The Stockholder represents that the Shares are being acquired for investment and not with a view toward the distribution thereof.

                  2. Issuance of Shares. The Stockholder acknowledges and agrees that the certificate for the Shares shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement):

         The shares represented by this certificate are subject to the terms and conditions of a Stockholders' Agreement dated as of February 12, 2003 and may not be sold, transferred, hypothecated, assigned or encumbered, except as may be permitted by the aforesaid Agreement. A copy of the Stockholders' Agreement may be obtained from the Secretary of the Company.

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under said Act.

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                  Upon the termination of this Agreement, or upon registration of the Shares under the Securities Act of 1933 (the "Securities Act"), the Stockholder shall have the right to exchange any Shares containing the above legends (i) in the case of the registration of the Shares, for Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for Shares legended only with the second paragraph described above.

                  3. Transfer of Shares; Call Rights.

                  (a) The Stockholder agrees that he will not cause or permit the Shares or his interest in the Shares to be sold, transferred, hypothecated, assigned or encumbered except as expressly permitted by this Section 3; provided, however, that the Shares or any such interest may be transferred (i) on the Stockholder's death by bequest or inheritance to the Stockholder's executors, administrators, testamentary trustees, legatees or beneficiaries,
(ii) to a trust or custodianship the beneficiaries of which may include only the Stockholder, the Stockholder's spouse, or the Stockholder's lineal descendants (by blood or adoption) and (iii) in accordance with Section 4 of this Agreement, subject in any such case to the agreement by each transferee (other than the Company) in writing to be bound by the terms of this Agreement and provided in any such case that no such transfer that would cause the Company to be required to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be permitted.

                  (b) The Company (or its designated assignee) shall have the right commencing on the later of (x) the termination of the Stockholder's employment with the Company for any reason and (y) one year following the date of the acquisition by the Stockholder of any Shares, to purchase from the Stockholder, and upon the exercise of such right the Stockholder shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Stockholder as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value (as defined in the 2003 Plan) of a share of Common Stock determined as of the date as of which such right is exercised. The Company (or its designated assignee) shall exercise such right by delivering to the Stockholder a written notice specifying its intent to purchase Shares held by the Stockholder, the date as of which such right is to be exercised and the number of Shares to be purchased. Such purchase and sale shall occur on such date as the Company (or its designated assignee) shall specify which date shall not be later than ninety (90) days after the fiscal quarter-end immediately following the date as of which the Company's right is exercised.

                  4. Certain Rights.

                  (a) Drag Along Rights. If TPG desires to sell all or substantially all of its shares of Common Stock to a good faith independent purchaser (a "Purchaser") (other than any other investment partnership, limited liability company or other entity established for investment purposes and controlled by the principals of TPG or any of its affiliates and other than any employees of TPG or any of its affiliates, hereinafter referred to as a "Permitted Transferee") and said Purchaser desires to acquire all or substantially all of the issued and outstanding shares of Common Stock (or all or substantially all of the assets of the Company) upon such terms and conditions as agreed to with TPG, the Stockholder agrees to sell all of his Shares to said


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Purchaser (or to vote all of his Shares in favor of any merger or other transaction which would effect a sale of such shares of Common Stock or assets of the Company) at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by TPG. In such case, TPG shall give written notice of such sale to the Stockholder at least 30 days prior to the consummation of such sale, setting forth (i) the consideration to be received by the holders of shares of Common Stock, (ii) the identity of the Purchaser, (iii) any other material items and conditions of the proposed transfer and (iv) the date of the proposed transfer.

                  (b) Tag Along Rights. (i) Subject to paragraph (iv) of this
Section 4(b), if TPG or its affiliates propose to transfer any of its shares of Common Stock to a Purchaser (other than a Permitted Transferee), then TPG or such Permitted Transferee (hereinafter referred to as a "Selling Stockholder") shall give written notice of such proposed transfer to the Stockholder (the "Selling Stockholder's Notice") at least 30 days prior to the consummation of such proposed transfer, and shall provide notice to all other stockholders of the Company to whom TPG has granted similar "tag-along" rights (such stockholders together with the Stockholder, referred to herein as the "Other Stockholders") setting forth (A) the number of shares of Common Stock offered,
(B) the consideration to be received by such Selling Stockholder, (C) the identity of the Purchaser, (D) any other material items and conditions of the proposed transfer and (E) the date of the proposed transfer.

                  (ii) Upon delivery of the Selling Stockholder's Notice, the Stockholder may elect to sell up to the sum of (A) the Pro Rata Portion (as hereinafter defined) and (B) the Excess Pro Rata Portion (as hereinafter defined) of his Shares, at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Selling Stockholder, by sending written notice to the Selling Stockholder within 15 days of the date of the Selling Stockholder's Notice, indicating his election to sell up to the sum of the Pro Rata Portion plus the Excess Pro Rata Portion of his Shares in the same transaction. Following such 15 day period, the Selling Stockholder and each Other Stockholder shall be permitted to sell to the Purchaser on the terms and conditions set forth in the Selling Stockholder's Notice the sum of (X) the Pro Rata Portion and (Y) the Excess Pro Rata Portion of its Shares.

                  (iii) For purposes of Section 4(b) hereof, "Pro Rata Portion" shall mean, with respect to shares of Common Stock held by the Stockholder or Selling Stockholder, as the case may be, a number equal to the product of (x) the total number of such shares then owned by the Stockholder or the Selling Stockholder, as the case may be, and (y) a fraction, the numerator of which shall be the total number of such shares proposed to be sold to the Purchaser as set forth in the Selling Stockholder's Notice and the denominator of which shall be the total number of such shares then outstanding (including such shares proposed to be sold by the Selling Stockholder); provided, however, that any fraction of a share resulting from such calculation shall be disregarded for purposes of determining the Pro Rata Portion. For purposes of Section 4(b), "Excess Pro Rata Portion" shall mean, with respect to shares of Common Stock held by the Stockholder or the Selling Stockholder, as the case may be, a number equal to the product of (x) the number of Non-Elected Shares (as defined below) and (y) a fraction, the numerator of which shall be such Stockholder's Pro Rata Portion with respect to such shares, and the denominator of which shall be the sum of (1) the aggregate Pro Rata Portions with respect to the shares of


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Common Stock of all of the Other Stockholders that have elected to exercise their rights to sell their Pro Rata Portion of shares of Common Stock, and (2) the Selling Stockholder's Pro Rata Portion of shares of Common Stock (the aggregate amount of such denominator is hereinafter referred to as the "Elected Shares"). For purposes of this Agreement, "Non-Elected Shares" shall mean the excess, if any, of (x) the total number of shares of Common Stock proposed to be sold to a Purchaser as set forth in a Selling Stockholder's Notice, over (y) the amount of Elected Shares.

                  (iv) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall not apply to any sale or transfer by TPG of shares of Common Stock unless and until TPG, after giving effect to the proposed sale or transfer, shall have sold or transferred in the aggregate (other than to Permitted Transferees) shares of Common Stock, representing 7.5% of shares of Common Stock owned by TPG on the date hereof.

                  5. Termination. This Agreement shall terminate immediately following the existence of a Public Market for the Common Stock except that (i) the requirements contained in Section 2 hereof shall survive the termination of this Agreement and (ii) the provisions contained in Section 3 hereof shall continue with respect to each Share during such period of time, if any, as the Stockholder is precluded from selling such Shares pursuant to Rule 144 of the Securities Act. For this purpose, a "Public Market" for the Common Stock shall be deemed to exist if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Rule 902(j) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(b) of the Securities Act).

                  6. Distributions With Respect To Shares. As used herein, the term "Shares" includes securities of any kind whatsoever distributed with respect to the Common Stock acquired by the Stockholder pursuant to the 2003 Plan or any such securities resulting from a stock split or consolidation involving such Common Stock.

                  7. Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the Stockholder's right to assign his or her rights under Section 3(a) or the Company's right to assign its rights under
Section 3(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                  8. Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given if delivered in person or by certified mail, return receipt requested, and shall be deemed to have been given when personally delivered or three (3) days after mailing to the following address:


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                  If to the Stockholder:

                           To the Stockholder's most recent address on file with the Company.

                  If to the Company:

                           J. Crew Group, Inc.
                           770 Broadway
                           New York, NY 10003
                           Attention: General Counsel

                  If to TPG:

                           TPG Partners II, L.P.
                           c/o TPG Advisors II, Inc.
                           301 Commerce Street, Suite 3300
                           Fort Worth, Texas 76102
                           Attention:  Richard A. Ekleberry

                  or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

                  10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of NEW YORK, without reference to its principles of conflicts of law.

                  11. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

                  13. Severability. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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                  14. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. A facsimile of a signature shall be deemed an original signature for purposes of this Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                            J. CREW GROUP, INC.


                                            /s/ Scott M. Rosen
                                            -----------------------------
                                            Name:  Scott M. Rosen
                                            Title: Executive Vice-President
                                                   and Chief Financial Officer



                                            TPG PARTNERS II, L.P.
                                               By: TPG GenPar II, L.P
                                               By: TPG Advisors II, Inc.

                                            /s/ Richard A. Ekleberry
                                            -----------------------------
                                            Name:  Richard A. Ekleberry
                                            Title: Vice-President


                                            /s/ Scott Gilbertson
                                            -----------------------------
                                            Scott Gilbertson



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